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                                                                    EXHIBIT 10.7


                          CHANGE OF CONTROL AGREEMENT

      This CHANGE OF CONTROL AGREEMENT (the "Agreement") is effective as of November 3, 1999, by and between TIMOTHY A. MARCOTTE (the "Employee") and REPEATER TECHNOLOGIES, INC. (the "Company"). Certain capitalized terms used in the Agreement are defined in Section 5 below.

      WHEREAS, the Company has employed Employee as the Vice President, Finance and Chief Financial Officer of the Company.

      WHEREAS, the Company and Employee would like to provide for Employee in case Employee's employment with the Company is terminated after a change of ownership of the Company.

      THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

1. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is at will, as defined under applicable law. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

2. TERM. This Agreement shall be effective as of the date first above written, and shall terminate on the fifth anniversary of such date.

3. EMPLOYEE'S OPTIONS. After a Change of Control (as defined below), Employee's Options (as defined below) will immediately vest in full.

4. SEVERANCE BENEFITS.

      (a) VOLUNTARY RESIGNATION, DEATH, DISABILITY OR TERMINATION FOR JUST CAUSE. If Employee's employment terminates by reason of Employee's voluntary resignation (and is not an Involuntary Termination after a Change of Control (as defined below), death, Disability (as defined below) or if Employee is terminated for Just Cause (as defined below), then Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

      (b) INVOLUNTARY TERMINATION. If, after a Change of Control, Employee's employment is terminated as a result of Involuntary Termination other than for Just Cause within one year of such Change of Control (as defined below) of the Company, then (i) the Company must continue to pay Employee his Base Compensation in effect immediately prior to the Termination Date for a six-calendar month period from the Termination Date, (ii) the Company shall continue to provide to Employee and Employee's family for a six-calendar-month period from the Termination Date all Company provided insurance benefits in effect immediately prior to the Termination Date and (iii) the Employee's Options (as defined below) will become exercisable for a period of 270 days from the Termination Date.


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5. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

      (a) BASE COMPENSATION. The annual compensation of Employee, which is $155,000 as of the date of this Agreement, together with any increases in such compensation that the Board of Directors may grant from time to time, is referred to in this Agreement as "Base Compensation."

      (b) CHANGE OF CONTROL. "Change of Control" means the occurrence of any of the following events: (i) any "PERSON" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by Company's then outstanding voting securities; or
(ii) the shareholders of Company approve a merger or consolidation of Company with any other corporation, other than a merger or consolidation which would result in the voting securities of Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Company approve a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets.

      (c) DISABILITY. "Disability" shall mean that Employee has been unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate Employee's employment. In the event that Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

      (d) INVOLUNTARY TERMINATION. "Involuntary Termination" shall mean (i) termination by the Company other than for Just Cause (as defined below); (ii) without Employee's express written consent, the assignment to Employee of any duties or the reduction of Employee's duties, either of which results in a significant diminution in Employee's position or responsibilities with the Company in effect immediately prior to such assignment, or the removal of Employee from such position and responsibilities; (iii) a reduction by the Company in the Base Compensation of Employee as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all senior Employees of the Company; (iv) a failure by the Company, without Employee's consent, to pay Employee any portion of Employee's current compensation or to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) a material reduction by the Company in the kind or level of employee benefits to which Employee is entitled immediately prior to such reduction with the result that Employee's overall benefits package is significantly reduced; (vi)


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the failure by the Company, without Employee's consent, to continue in effect any bonus plan to which Employee becomes entitled, or any compensation plan in which Employee participates which is material to Employee's total compensation unless an equitable arrangement has been made providing substantially equivalent benefits on a basis not materially less favorable (both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants); and (vii) the relocation of Employee to a facility or a location more than 50 miles from Employee's then present location, or the requirement for Employee to commute to a facility or location more than 50 miles from Employee's present location, without Employee's express written consent.

      (e) JUST CAUSE. "Just Cause" shall mean (i) the willful and continued failure of the Employee to substantially perform his duties with the Company other than any such failure resulting from his incapacity due to death or physical or mental illness after a written demand for substantial performance is delivered to the Employee by the Board of Directors of the Company, which demand specifically identifies the manner in which the Board of Directors believes that the Employee has not substantially performed his duties; or (ii) the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 5(e), no act or failure to act by the Employee shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board of Directors of the Company at a meeting called and held for such purpose (after reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard before the Board of Directors) finding in the good faith opinion of the Board of Directors that Employee was guilty of conduct set forth in this Section 5(e) and specifying the particulars thereof in detail.

      (f) OPTIONS. "Options" shall mean options to purchase 180,000 shares of Common Stock of the Company granted to Employee on November 10, 1999 under the Company's 1990 Stock Option Plan and the related Stock Option Agreement as well as any additional options granted to Employee by the Company or any successor interest to the Company at any time after the date of this Agreement and shall include any options assumed or substituted by a third party in connection with a Change of Control of the Company.

      (g) TERMINATION DATE. "Termination Date" shall mean (i) if this Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to Employee (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such thirty
(30) day period); (ii) if Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, unless otherwise specified in such notice; or (iii) if the Agreement is terminated by Employee, the date on which Employee delivers the notice of termination to the Company.

6. LIMITATION ON PAYMENTS. In the event that any benefits or payments received or to be received by Employee pursuant to this Agreement would (i) constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the


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"Code"), or any similar or successor provision to 280G; and (ii) but for this
Section 6, be subject to the excise tax imposed by Section 4999 of the Code or any similar or successor provision to Section 4999 (the "Excise Tax"), then such payments and benefits (the "Parachute Payments") shall be reduced to the largest amount which the Employee, in his sole discretion, determines would not result in any portion of the Parachute Payments being subject to the Excise Tax. The determination of any required reduction pursuant to this Section 6 (including the determination as to which specific Parachute Payments shall be reduced) shall be made by the Employee, and such determination shall be conclusive and binding upon the Company for all purposes. The Company waives all claims and rights against the Employee with respect thereto. The Company shall reduce a Parachute Payment in accordance with Section 6 only upon written notice by Employee indicating the amount of such reduction, if any.

7. SUCCESSORS.

      (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business, equity securities and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business, equity securities and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

      (b) EMPLOYEE'S SUCCESSORS. The terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8. NOTICE.

      (a) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

      (b) NOTICE OF TERMINATION. Any termination by the Company for Disability or Just Cause, or by Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section 8. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date.

9. ARBITRATION AND EQUITABLE RELIEF. The Company and Employee agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or


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breach of this Agreement shall be settled by arbitration to be held in Santa
Clara County, California, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The decision of the arbitrators shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrators' decision in any court of competent jurisdiction.

10. MISCELLANEOUS PROVISIONS.

      (a) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

      (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      (c) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

      (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

      (e) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

      (f) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

      (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:

REPEATER TECHNOLOGIES, INC.

By:    /s/ Kenneth L. Kenitzer
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Title: President and CEO


EMPLOYEE:

/s/ Timothy A. Marcotte
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TIMOTHY A. MARCOTTE


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